EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A of Linens Holding Co., Linens ’n Things, Inc., and Linens ’n Things Center, Inc. for the fiscal year ended December 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert J. DiNicola, as Chief Executive Officer of Linens Holding Co., and Francis M. Rowan, as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Linens Holding Co., Linens ’n Things, Inc., and Linens ’n Things Center, Inc.

/s/ Robert J. DiNicola
Name:	Robert J. DiNicola
Title:	Chairman and Chief
Executive Officer
Date:	September 28, 2007

/s/ Francis M. Rowan
Name:	Francis M. Rowan
Title:	Senior Vice President and
Chief Financial Officer
Date:	September 28, 2007